Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the inclusion in the Registration Statement (Form S-1 No. 333-124950) and related Prospectus of New York Oil ETF, LP of our report dated July 6, 2005 on our audit of the June 23, 2005 financial statements of New York Oil ETF, LP and our report dated July 6, 2005 on the June 23, 2005 financial statement of Victoria Bay Asset Management, LLC.
/s/ Eisner LLP
Eisner LLP

New York, New York
July 25, 2005